Filed Pursuant to Rule 424(b)(5)
Registration No. 333-175326

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 21, 2011)

8,000,000 Shares

Common Stock

We are offering 8,000,000 shares of our common stock, $0.01 par value per share.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of the outstanding shares of our common stock.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “HPP,” and the last reported sale price of our common stock on the NYSE on February 6, 2013 was $22.11 per share.

See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, for certain risks relevant to an investment in our common stock.

	Per Share	Total
Public offering price	$21.50	$172,000,000
Underwriting discount	$0.86	$6,880,000
Proceeds, before expenses, to us	$20.64	$165,120,000

We have granted the underwriters an option to purchase up to 1,200,000 additional shares of our common stock on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common stock sold in this offering will be ready for delivery in book-entry form through The Depository Trust Company on or about February 12, 2013.

BofA Merrill Lynch	Wells Fargo Securities	Barclays	Morgan Stanley

KeyBanc Capital Markets	BMO Capital Markets

The date of this prospectus supplement is February 7, 2013.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission that adds to, updates or changes information contained in an earlier filing we made with the Securities and Exchange Commission shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Hudson Pacific Properties, Inc., a Maryland corporation, Hudson Pacific Properties, L.P., and any of our other subsidiaries. Hudson Pacific Properties, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

S-ii

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, or FFO, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse economic or real estate developments in our markets;

•	general economic conditions;

•	defaults on, early terminations of or non-renewal of leases by tenants;

•	fluctuations in interest rates and increased operating costs;

•	our failure to obtain necessary outside financing;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	lack or insufficient amounts of insurance;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to maintain our status as a REIT;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	financial market fluctuations;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	other factors affecting the real estate industry generally.

S-iii

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2011 and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Hudson Pacific Properties, Inc.

We are a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay.

As of September 30, 2012, our portfolio included 18 office properties, comprising an aggregate of approximately 4.0 million square feet, and two state-of-the-art media and entertainment properties, comprising approximately 878,196 square feet of sound-stage, office and supporting production facilities. We also own undeveloped density rights for approximately 1,947,050 square feet of future development space. Our properties are concentrated in premier submarkets that have high barriers to entry with limited supply of land, high construction costs and rigorous entitlement processes.

We have elected to be taxed as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2010. We believe that we have operated in a manner that has allowed us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. We conduct substantially all of our business through our operating partnership, of which we serve as the sole general partner.

Recent Developments

The Pinnacle Joint Venture

On November 8, 2012, we entered into a joint venture with M. David Paul & Associates/Worthe Real Estate Group, or MDP/Worthe, to acquire The Pinnacle, a two-building (Pinnacle I and Pinnacle II), 625,641 square-foot, Class-A property located in the Burbank Media District. The Pinnacle is 95% leased to high quality media and entertainment companies, including Warner Bros. Entertainment (230,000 square feet), Warner Music Group (195,166 square feet), Clear Channel Communications (107,715 square feet), NBC Universal (37,066 square feet) and Sony Pictures Television (9,005 square feet).

The joint venture acquired the 393,777 square foot Pinnacle I building from MDP/Worthe on November 8, 2012 for a purchase price of $212.5 million, $129.0 million of which was financed with a new ten-year project loan. The new loan bears interest at a fixed annual rate of 3.954% and matures on November 7, 2022. In connection with the acquisition of Pinnacle I, we contributed approximately $83.0 million in exchange for an approximately 98% ownership interest in the joint venture, reflecting certain credits and adjustments among the partners. We funded our contribution to the joint venture with a combination of cash on hand and a $38.0 million draw on our unsecured revolving credit facility. MDP/Worthe will contribute the 231,864 square-foot Pinnacle II building to the joint venture for a purchase price of $130.0 million, which we anticipate to occur by the end of the first quarter 2013, subject to certain closing conditions, including the assumption of an existing approximately $89.4 million loan. The existing loan bears interest at a fixed annual rate of 6.313% and matures on September 6, 2016.

Other than for purposes of funding closing costs or prorations, we will not be required to make a capital contribution to the joint venture in connection with the contribution of Pinnacle II by MDP/Worthe, but our ownership interest in the joint venture will be adjusted. Upon contribution of Pinnacle II, we expect to own an approximately 65% interest in the joint venture. We will serve as administrative member of the joint venture, with majority representation on the executive committee. We will also assume day-to-day property management responsibilities, with Worthe Real Estate Group overseeing leasing, subject to our approval of final leases.

Leasing Activity

As of September 30, 2012, we had 109,492 square feet and 801,982 square feet of leases scheduled to expire in the fourth quarter 2012 and full year 2013, respectively. As of the date of this prospectus supplement, we have leased approximately 650,000 square feet of space since September 30, 2012.

Rincon Center. We signed a long-term lease with salesforce.com for 235,733 square feet effective December 28, 2012. The lease backfills nearly 200,000 square feet of currently occupied space, including approximately 156,000 square feet occupied by a tenant that is scheduled to expire on August 31, 2013, and takes an additional approximately 36,000 square feet of vacant space. Occupancy under this lease is scheduled to commence in phases, with all but approximately 7,000 square feet occupied by the middle of 2014.

275 Brannan Street. We signed a long-term lease with GitHub for the entire 54,673 square-foot property effective December 28, 2012. 275 Brannan Street is vacant and has been under renovation since we acquired the property in September 2011. The lease is scheduled to commence in early April 2013.

1455 Market Street. We signed a long-term lease with Square, Inc. for 246,078 square feet of initial occupancy effective October 17, 2012. The lease includes an expansion option on an additional 81,354 square feet for a combined 327,432 square feet of occupancy. The initial occupancy backfills 206,760 square feet of space occupied by the property’s largest tenant and takes an additional 39,318 square feet of vacant space. The exercise of the expansion option would result in the backfill of a total of 288,114 square feet of space occupied by the property’s largest tenant, although we cannot assure you that the expansion option will be exercised. Occupancy under the lease is scheduled to occur in phases through early 2014.

Acquisition Pipeline

We have identified and are in various stages of reviewing a number of potential property acquisitions in our core markets. As of the date of this prospectus supplement, we are tracking and evaluating acquisition opportunities for an aggregate of over 1.4 million square feet located throughout California with an estimated aggregate purchase price of over $600 million. Our acquisition of these properties is subject to us negotiating and executing with the sellers mutually acceptable definitive and binding purchase and sale agreements. There can be no assurance that the sellers of these properties will be willing to proceed with a transaction, that we will be able to negotiate and execute satisfactory definitive purchase and sale agreements with the sellers, that our due diligence will be satisfactory or that the conditions to closing will be satisfied. As such, there can be no assurance that we will complete any of the potential acquisitions that we are evaluating.

Corporate Information

Our principal executive offices are located at 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025. Our telephone number is 310-445-5700. Our Web site address is www.hudsonpacificproperties.com. The information on, or otherwise accessible through, our Web site does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Common Stock.”

Issuer	Hudson Pacific Properties, Inc., a Maryland corporation.

Securities offered	8,000,000 shares of common stock, $0.01 par value per share. We have granted the underwriters an option to purchase up to an additional 1,200,000 shares of common stock.

New York Stock Exchange symbol	“HPP”

Shares of common stock outstanding immediately prior to this offering	47,498,156 shares.

Shares of common stock outstanding upon completion of this offering	55,498,156(1) shares (56,698,156 shares if the underwriters exercise their option to purchase additional shares in full).

Shares of common stock and common units outstanding upon completion of this offering	57,880,719(1)(2) shares and common units of partnership interest in our operating partnership, or common units (59,080,719 shares and common units if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $164.8 million, after deducting the underwriting discount and our expenses, or approximately $189.6 million if the underwriters’ option to purchase additional shares is exercised in full. We will contribute the net proceeds of this offering to our operating partnership in exchange for common units of partnership interest in our operating partnership, or common units. Our operating partnership intends to use the net proceeds from this offering to repay $60 million of borrowings outstanding under our unsecured revolving credit facility, fund our development or redevelopment activities, fund potential acquisition opportunities and/or for general corporate purposes.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (underwriters in this offering) are lenders under our unsecured revolving credit facility. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay the borrowings outstanding under our unsecured revolving credit facility. As a result, these affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the proceeds of this offering.

Restrictions on ownership	Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Among other things, our charter provides that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk factors	Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. Before deciding to invest in our common stock, please carefully read the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2011 and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

(1)

Excludes (i) 1,200,000 shares of our common stock issuable upon the exercise of the underwriters’ option to purchase additional shares in full, (ii) shares of common stock issuable upon exchange of the 6.25% Cumulative Redeemable Convertible Series A Preferred Units of partnership interest in our operating partnership, or Series A Preferred Units, with an aggregate liquidation preference of approximately $12.5 million, which are convertible or redeemable after June 29, 2013 and (iii) a maximum of 20,019,248 shares of our common stock available for issuance in the future under our equity incentive plan. As of the date of this prospectus supplement, up to 15,615,013 fungible units may be granted in the future under our equity incentive plan in any combination of five-year options, ten-year options or restricted stock (inclusive of any equity grants that may be made in the future under our outperformance programs). A maximum of 20,019,248, 15,615,013 or 5,293,225 shares of our common stock are available for issuance in the future under our equity incentive plan if such fungible units are granted as five-year options, ten-year options or restricted stock, respectively.

(2)	Includes 2,382,563 common units held by limited partners of our operating partnership, which units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of common stock on a one-for-one basis.

RISK FACTORS

Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to Our Properties and Our Business

As of September 30, 2012, we had approximately $358.1 million of indebtedness outstanding (excluding unamortized loan premiums), which may expose us to interest rate fluctuations, and our debt service obligations with respect to such indebtedness will reduce cash available for distribution, including cash available to pay dividends on our securities, including our common stock, and expose us to the risk of default under our debt obligations.

Our total consolidated indebtedness, as of September 30, 2012, was approximately $358.1 million (excluding unamortized loan premiums), of which $102.0 million was variable rate debt, of which $92.0 million is subject to interest rate cap agreements. We may incur significant additional debt to finance future acquisition and development activities. As of September 30, 2012, we had drawn approximately $10.0 million under our unsecured revolving credit facility.

Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties or to pay the dividends currently contemplated on our common stock or our 8.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, or our series B preferred stock, or necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, ability to make distributions on our securities and per share trading price of our common stock could be adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Risks Related to Our Status as a REIT

If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our operating partnership is properly treated as a partnership for federal income tax purposes. As a partnership, our operating partnership is not subject to federal income tax on its income. Instead, each of its partners, including us, is allocated, and may be required to pay tax with respect to, its share of our operating partnership’s income. We cannot assure you, however, that the Internal Revenue Service, or the IRS, will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which could reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is generally 20% (commencing in 2013). Dividends payable by REITs, however, generally are not eligible for the preferential tax rates on qualified dividend income. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the preferential rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our securities.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

Risks Related to this Offering

The market price and trading volume of our common stock may be volatile following this offering.

The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future. As of the date of this prospectus supplement, we have approximately $60.0 million of borrowings outstanding under our unsecured revolving credit facility.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	prevailing interest rates;

•	the market for similar securities;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet earnings estimates;

•	failure to meet the REIT qualification requirements and maintain our REIT status;

•	changes in our credit ratings;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our common stock is ranked junior to our series B preferred stock.

Our common stock is ranked junior to our series B preferred stock with respect to dividends and upon dissolution. In certain circumstances following a change of control of our company, holders of our series B preferred stock will be entitled to receive dividends at the increased rate of 12.375% per annum of the liquidation preference per share of our series B preferred stock and we will have the option to redeem our series B preferred stock for cash at $25.00 per share plus accrued and unpaid dividends. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. In addition to this offering, we may in the future attempt to increase our capital resources by making additional offerings of equity securities, including additional classes or series of preferred stock, which would likely have preferences with respect to dividends or upon dissolution that are senior to our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offering. Thus, our common stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Affiliates of the underwriters may receive benefits in connection with this offering.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (underwriters in this offering) are lenders under our $250 million unsecured revolving credit facility. Under this facility, an affiliate of Wells Fargo Securities, LLC acts as administrative agent and joint lead arranger and an affiliate of Merrill Lynch, Pierce Fenner & Smith Incorporated acts as joint lead arranger and, together with an affiliate of Barclays Capital Inc., as joint syndication agents and an affiliate of KeyBanc Capital Markets Inc. acts as documentation agent. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our unsecured revolving credit facility, such affiliates of the underwriters will receive their proportionate shares of any amount of the unsecured revolving credit facility that is repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because the underwriters have an interest in the successful completion of this offering beyond the underwriting discounts and commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

Market interest rates may have an effect on the value of our common stock.

One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price per share of our common stock. The issuance of substantial numbers of shares of our common stock in the public market, or upon exchange of common units, or the perception that such issuances might occur could adversely affect the per share trading price of our common stock. The per share trading price of our common stock may decline significantly upon the sale or registration of additional shares of our common stock pursuant to registration rights granted in connection with our initial public offering, our 2010 private placement and our 2011 private placement, which registration rights also cover any shares of common stock that certain funds affiliated with Farallon Capital Management, L.L.C., or the Farallon Funds, purchased in subsequent offerings prior to June 29, 2012, including our May 2012 public offering of common stock. In particular, we have entered into a registration rights agreement with the Farallon Funds pursuant to which we registered 12,047,379 shares of our common stock on behalf of the Farallon Funds pursuant to a shelf registration statement that was declared effective in September 2011, all of which remain available for sale under the shelf registration statement. The shares of common stock that have been registered on behalf of the Farallon Funds, as described above, plus the shares they acquired in our May 2012 public offering represent an approximate 28.2% beneficial interest in our company on a fully diluted basis prior to the consummation of this offering. As a result, a substantial number of shares may be sold pursuant to the registration rights granted to the Farallon Funds. The sale of such shares by the Farallon Funds, or the perception that such a sale may occur, could materially and adversely affect the per share trading price of our common stock.

The exercise of the underwriters’ option to purchase additional shares, the exchange of common units for common stock, the exercise of any options or the vesting of any restricted stock granted to certain directors, executive officers and other employees under our equity incentive plan, the issuance of our common stock or common units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of common units, options, shares of our common stock reserved for issuance as restricted shares of our common stock or upon exchange of common units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to existing stockholders.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt securities), including medium-term notes, senior or subordinated notes and additional classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock or preferred units of partnership interest in our operating partnership and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Any shares of preferred stock or preferred units that we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise (and the terms of our series B preferred stock do not so provide otherwise), the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock (including our series B preferred stock) then outstanding, if any, with preferences upon dissolution senior to those of our common stock.

Our unsecured revolving credit facility prohibits us from repurchasing shares of our common stock and may limit our ability to pay dividends on our common stock.

Our unsecured revolving credit facility, which matures in August 2016, prohibits us from repurchasing any shares of our stock, including our common stock, during the term of the unsecured revolving credit facility. Under the unsecured revolving credit facility, our distributions may not exceed the greater of (i) 95.0% of our funds from operations, (ii) the amount required for us to qualify and maintain our status as a REIT or (iii) the amount required for us to avoid the imposition of income and excise taxes. As a result, if we do not generate sufficient funds from operations (as defined in our unsecured revolving credit facility) during the 12 months preceding any common stock dividend payment date, we would not be able to pay dividends to our common stockholders consistent with our past practice without causing a default under our unsecured revolving credit facility. In the event of a default under our unsecured revolving credit facility, we would be unable to borrow under our unsecured revolving credit facility and any amounts we have borrowed thereunder could become due and payable.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $164.8 million, after deducting the underwriting discount and our expenses, or approximately $189.6 million if the underwriters’ option to purchase additional shares is exercised in full. We will contribute the net proceeds of this offering to our operating partnership in exchange for common units. Our operating partnership intends to use the net proceeds from this offering to repay amounts outstanding under our unsecured revolving credit facility, fund our development or redevelopment activities, fund potential acquisition opportunities and/or for general corporate purposes.

As of September 30, 2012, borrowings outstanding under our unsecured revolving credit facility were $10.0 million. As of the date of this prospectus supplement, we have approximately $60.0 million of borrowings outstanding under our unsecured revolving credit facility, all of which we intend to repay with a portion of the net proceeds of this offering. Our unsecured revolving credit facility bears interest at a rate per annum equal to LIBOR plus 155 basis points to 220 basis points, depending on our leverage ratio and has a maturity date of August 3, 2016 (which maturity may be extended for an additional year at our option subject to certain conditions).

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. (underwriters in this offering) are lenders under our unsecured revolving credit facility. As a result, these affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the proceeds of this offering.

Pending application of cash proceeds, our operating partnership will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and consolidated capitalization as of September 30, 2012 and our pro forma cash and cash equivalents and consolidated capitalization as of September 30, 2012, adjusted to give effect to this offering and the use of the net proceeds as set forth in “Use of Proceeds.” No adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2012. As a result, the pro forma information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement and the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each of which is incorporated by reference in this prospectus supplement.

	As of September 30, 2012
	Actual	Pro Forma
	(in thousands, except share amounts)
Cash and cash equivalents	$27,288	$182,108

Debt:
Notes payable and other secured loans(1)	$359,454	$349,454
6.25% Cumulative Redeemable Convertible Series A Preferred Units of our operating partnership	12,475	12,475
Equity:
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value per share; 10,000,000 authorized, including 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares authorized and 5,800,000 shares issued and outstanding as of September 30, 2012	145,000	145,000
Common Stock, $0.01 par value per share; 490,000,000 authorized, 47,219,875 issued and outstanding at September 30, 2012 and 55,219,875(2) shares issued and outstanding on a pro forma basis	472	552
Additional paid-in capital	730,783	895,523
Accumulated other comprehensive loss	(1,283)	(1,283)
Accumulated deficit	(24,709)	(24,709)

Total Hudson Pacific Properties, Inc. stockholders’ equity	850,263	1,015,083
Non-controlling partnership interests	57,913	57,913

Total equity	908,176	1,072,996

Total capitalization	$1,280,105	$1,434,925

(1)	As of September 30, 2012, we had approximately $202.2 million of total capacity under our secured revolving credit facility, of which $10.0 million had been drawn. As of the date of this prospectus supplement, we have approximately $60.0 million of borrowings outstanding under our unsecured revolving credit facility, all of which we intend to repay with a portion of the net proceeds of this offering.

(2)	Excludes (i) 1,200,000 shares of our common stock issuable upon the exercise of the underwriters’ option to purchase additional shares in full, (ii) shares of common stock issuable upon exchange of the 6.25% Cumulative Redeemable Convertible Series A Preferred Units of partnership interest in our operating partnership, or Series A Preferred Units, with an aggregate liquidation preference of approximately $12.5 million, which are convertible or redeemable after June 29, 2013 and (iii) a maximum of 20,019,248 shares of our common stock available for issuance in the future under our equity incentive plan. As of the date of this prospectus supplement, up to 15,615,013 fungible units may be granted in the future under our equity incentive plan in any combination of five-year options, ten-year options or restricted stock (inclusive of any equity grants that may be made in the future under our outperformance programs). A maximum of 20,019,248, 15,615,013 or 5,293,225 shares of our common stock are available for issuance in the future under our equity incentive plan if such fungible units are granted as five-year options, ten-year options or restricted stock, respectively.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussions under the heading “Federal Income Tax Considerations” in the accompanying prospectus. This discussion is for general information only and is not tax advice.

The following discussion supersedes the ninth bullet point in the fourth paragraph in the discussion under the heading “Federal Income Tax Considerations — Taxation of Our Company — General” in the accompanying prospectus.

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued proposed Treasury Regulations that would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code. These proposed Treasury Regulations will not be effective unless they are issued in their final form, and as of the date hereof, it is not possible to determine whether these proposed regulations will be finalized in their current form or at all.

The following discussion supersedes the third paragraph in the discussion under the heading “Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements” in the accompanying prospectus.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the ten-year period following our acquisition of such asset.

The sixth paragraph in the discussion under the heading “Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements” and the third paragraph in the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Taxable U.S. Stockholders — Distributions Generally” in the accompanying prospectus are hereby deleted in their entirety.

The following discussion supersedes the discussions under the headings “Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Taxable U.S. Stockholders — Tax Rates” and “Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Taxable U.S. Stockholders — Medicare Tax on Unearned Income” in the accompanying prospectus.

Tax Rates. For taxable years beginning on or after January 1, 2013, the maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Taxable U.S. Stockholders — Legislation Relating to Foreign Accounts” in the accompanying prospectus.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock. See “— Taxation of Non-U.S. Stockholders — Foreign Accounts.”

The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Non-U.S. Stockholders — Legislation Relating to Foreign Accounts” in the accompanying prospectus.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. stockholders that hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it generally must undertake, among other things, to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders.

The withholding provisions described above will generally apply to payments of dividends made after December 31, 2013 and to payments of gross proceeds from a sale or other disposition of capital stock after December 31, 2016. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares of Common Stock
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,000,000
Wells Fargo Securities, LLC	2,000,000
Morgan Stanley & Co. LLC	1,400,000
Barclays Capital Inc.	1,200,000
KeyBanc Capital Markets Inc.	800,000
BMO Capital Markets Corp.	600,000

Total	8,000,000

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against the following:

•	liabilities arising out of untrue statements or omissions of a material fact contained in or omitted from this prospectus supplement, the accompanying prospectus or the related registration statement;

•	liabilities arising out of any settlement of any litigation, investigation, proceeding or claim based upon such untrue statements or omissions; and

•	expenses reasonably incurred in investigating, preparing or defending against any litigation, investigation, proceeding or claim based upon such untrue statements or omissions.

•	In addition, we are obligated to contribute to payments the underwriters may be required to make in respect of those liabilities if indemnification is not permitted.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.51 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$21.50	$172,000,000	$197,800,000
Underwriting discount	$0.86	$6,880,000	$7,912,000
Proceeds, before expenses, to us	$20.64	$165,120,000	$189,888,000

The expenses of the offering, including the filing fees and reasonable fees and disbursements of counsel to the underwriters in connection with FINRA filings, but not including the underwriting discount, are estimated at approximately $300,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters to purchase up to 1,200,000 additional shares of common stock at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Pursuant to the purchase agreement, we, our executive officers, directors and the Farallon Funds have agreed not to sell or transfer any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including units in our operating partnership), for 60 days after the date of this prospectus supplement (provided, that the Farallon Funds have the right to (i) sell shares of common stock representing up to 25% of the aggregate number of shares of our common stock and common units issued to the Farallon Funds in the formation transactions related to our initial public offering and the 2010 private placement pursuant to a demand registration statement or (ii) to distribute such amount of shares to their limited partners, members or stockholders) without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. Specifically, we and these other persons have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of common stock;

•	sell any option or contract to purchase any shares of common stock;

•	purchase any option or contract to sell any shares of common stock;

•	grant any option, right or warrant for the sale of any shares of common stock;

•	otherwise dispose of or transfer any shares of common stock;

•	file, or request or demand that we file, any registration statement under the 1933 Act with respect to any of the foregoing; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to: (A) with respect to us, (1) the sale of shares to the underwriters, (2) any shares of our common stock issued or options to purchase our common stock granted pursuant to the Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan or the Hudson Pacific Properties, Inc. Director Stock Plan, (3) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement (including the documents incorporated herein by reference), (4) shares of our common stock transferred in accordance with Article VI of our charter, (5) shares of our common stock, in the aggregate not to exceed 10% of the number of shares of common stock outstanding, issued in connection with other acquisitions of real property or real property companies, provided, in the case of this clause (5), that each acquirer agrees to similar restrictions, and (6) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of an equity incentive plan; and (B) with respect to our officers, directors and the Farallon Funds, (1)(i) gifts or other dispositions by will or intestacy, (ii) transfers made to (x) limited partners, members, stockholders or affiliates or (y) any wholly-owned subsidiary, (iii) bona fide gifts, sales or other dispositions to (w) members of the transferor’s family, (x) affiliates of the transferor that are controlled by the transferor, or (y) a trust the beneficiaries of which are a limited liability company or a partnership owned exclusively by the transferor and/or members of the transferor’s family, or (iv) donations or transfer to charitable organizations, provided, in the case of this clause (1), that (a) the transferee agrees to similar restrictions, (b) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution, (c) each party shall agree to not voluntarily make any public announcement of the transfer or disposition and (d) the transferor notifies Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC at least three business days prior to the proposed disposition, and (2) transactions relating to shares of our common stock acquired by the transferor in the open market after completion of the offering; provided, however, that (a) any subsequent sale of the shares of our common stock acquired in the open market are not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the transferor does not otherwise voluntarily effect any public filing or report regarding such sales.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the foregoing, if (1) during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC waive such extension in writing.

New York Stock Exchange Listing

Our common stock is listed for trading on the NYSE under the symbol “HPP.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option. “Naked” short sales are sales in excess of their option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. These underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus may be available on the Internet Web site maintained by certain underwriters. Other than any prospectus in electronic format, the information on an underwriter’s Web site is not part of this prospectus.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and/or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. are lenders under our unsecured revolving credit facility. As described above under “Use of Proceeds,” our operating partnership may use a portion of the net proceeds from this offering to repay the borrowings outstanding under our unsecured revolving credit facility. As a result, these affiliates will receive their proportionate share of any amount of our unsecured revolving credit facility that is repaid with the proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require our company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

Our company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for our company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither our company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for our company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in France

Each of our company and the underwriters has not offered or sold and will not offer or sell, directly or indirectly, shares to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, this prospectus supplement or any other offering material relating to the shares. Offers, sales and distributions that have been and will be made in France have been and will be made only to (a) providers of the investment service of portfolio management for the account of third parties, and (b) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, Articles L. 411-1, L. 411-2, and D. 411-1 of the French Code monétaire et financier.

Shares may be resold directly or indirectly only in compliance with Article L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

Neither this prospectus supplement prepared in connection with the shares nor any other offering material relating to the shares has been submitted to the clearance procedures of the Autorité des marchés financiers or notified to the Autorité des marchés financiers by the competent authority of another member state of the European Economic Area.

To avoid French language requirement, the shares should not be offered to individuals. Indeed, pursuant to the Law no. 94-665 dated 4 August 2004 called Loi Toubon, if the shares are offered to natural persons on a private placement basis, any marketing and offering documentation would have to be translated into French language.

Notice to Prospective Investors in Germany

The shares offered by this prospectus supplement have not been and will not be offered to the public within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz). No securities prospectus pursuant to the German Securities Prospectus Act has been or will be published or circulated in Germany or filed with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). This prospectus supplement does not constitute an offer to the public in Germany, and it does not serve for public distribution of the shares in Germany. Neither this prospectus supplement, nor any other document issued in connection with this offering, may be issued or distributed to any person in Germany except under circumstances that do not constitute an offer to the public under the German Securities Prospectus Act. Prospective investors should consult with their legal and/or tax advisor before investing into the shares.

Notice to Prospective Investors in Italy

The offering of the shares has not been registered pursuant to Italian securities legislation and, accordingly, no shares may be offered, sold or delivered, nor may copies of the prospectus supplement or of any other document relating to the shares be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or

(ii)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the shares or distribution of copies of the prospectus supplement or any other document relating to the shares in the Republic of Italy under (i) or (ii) above must be:

(a)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of

29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

(b)	in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the shares on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such shares being declared null and void and in the liability of the intermediary transferring the shares for any damages suffered by the investors.

Notice to Prospective Investors in the Netherlands

The shares will not be offered or sold, directly or indirectly, in the Netherlands, other than:

(a)	with a minimum denomination of €50,000 or the equivalent in another currency per investor;

(b)	for a minimum consideration of €50,000 or the equivalent in another currency per investor;

(c)	to fewer than 100 individuals or legal entities other than “Qualified Investors” (see below); or

(d)	solely to Qualified Investors,

all within the meaning of Article 4 of the Financial Supervision Act Exemption Regulation (Vrijstellingsregeling Wet op het financieel toezicht) and Article 1:12 and Article 5:3 of the Financial Supervision Act (Wet op het financieel toezicht, the “FSA”).

In respect of the offer, our company is not required to obtain a licence pursuant to the FSA and is not subject to supervision pursuant to Part 4, Conduct of Business Supervision of financial undertakings and Part 2, Prudential Supervision of Financial Undertakings.

Our company is not required to obtain a licence pursuant to the Dutch Act on Financial Supervision (Wet op het financieel toezicht, the “Wft”) and is not subject to supervision pursuant to Part 4, Conduct of Business Supervision of Financial Undertakings and Part 3, Prudential Supervision of Financial Undertakings of the Wft.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and for the underwriters by Hogan Lovells US LLP. Venable LLP will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Securities and Exchange Commission are also available to the public through the Securities and Exchange Commission’s Internet website www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012;

•

our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the Securities and Exchange Commission on January 6, January 23, May 14, May 18, June 12 and November 16, 2012 and January 7 and January 17, 2013;

•	our Proxy Statement filed with the Securities and Exchange Commission on March 19, 2012;

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 2010; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Suite 1600, Los Angeles, California 90025, Attention: General Counsel.

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock,

•	shares of preferred stock,

•	shares of preferred stock represented by depositary shares,

•	warrants to purchase shares of preferred stock, common stock or depositary shares,

•	rights to purchase shares of common stock, and

•	units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, depositary shares, warrants, rights and units registered hereunder collectively as the “securities” in this prospectus. The securities will have a maximum aggregate offering price of $1,000,000,000 or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “HPP.”

You should consider the risks that we have described in “Risk Factors” on page 2 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2011

References in this prospectus to “we,” “our,” “us” and “our company” refer to Hudson Pacific Properties, Inc., a Maryland corporation, Hudson Pacific Properties, L.P., and any of our other subsidiaries. Hudson Pacific Properties, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

HUDSON PACIFIC PROPERTIES, INC.

We are a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

As of March 31, 2011, our portfolio includes 11 office properties, comprising an aggregate of approximately 3.1 million square feet, and two state-of-the-art media and entertainment properties, comprising approximately 544,763 square feet of office and support space and approximately 312,669 square feet of sound-stage production facilities. Our office properties were approximately 89.5% leased to approximately 175 tenants as of March 31, 2011, and our media and entertainment properties were approximately 73.8% leased for the 12 months ended March 31, 2011. We also own 1.85 acres of undeveloped land adjacent to our media and entertainment properties, which, together with redevelopment opportunities at our media and entertainment properties, could support over one million square feet of additional office and support space. Our properties are concentrated in premier submarkets that have high barriers to entry with limited supply of land, high construction costs and rigorous entitlement processes.

We intend to elect to be taxed as a REIT for federal income tax purposes on our federal income tax return for our taxable year ended December 31, 2010. We believe that we have operated, and we intend to continue operating, in a manner that will allow us to qualify as a REIT for federal income tax purposes commencing with such taxable year. We conduct substantially all of our business through our operating partnership, of which we serve as the sole general partner.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, warrants, rights and units in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 69 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•

our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the Securities and Exchange Commission on November 29, 2010, February 15, April 5, April 25, April 28, May 4, June 14, June 27 and July 1, 2011;

•	our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2011;

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 2010;

•	the description of our series B cumulative redeemable preferred stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 2010; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We also specifically incorporate by reference any documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Suite 1600, Los Angeles, California 90025, Attention: General Counsel.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, or FFO, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse economic or real estate developments in our markets;

•	general economic conditions;

•	defaults on, early terminations of or non-renewal of leases by tenants;

•	fluctuations in interest rates and increased operating costs;

•	our failure to obtain necessary outside financing;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	lack or insufficient amounts of insurance;

•	decreased rental rates or increased vacancy rates;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to maintain our status as a REIT;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	financial market fluctuations;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	other factors affecting the real estate industry generally.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for the periods indicated are as follows:

	Historical Consolidated Three Months Ended March 31,	Historical Consolidated Year Ended December 31,	Historical Combined Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	1.02x	0.69x	0.88x	0.72x	0.29x
Ratio of Earnings to Fixed Charges and Preferred Dividends	0.71x	0.64x	0.88x	0.72x	0.29x

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net income (loss) plus fixed charges. Net income (loss) is computed in accordance with GAAP and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. Net income (loss) in 2010 also includes one-time transactional costs relating to our initial public offering and related formation transactions and acquisitions subsequent to our initial public offering. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized, interest within rental expense and preference security dividend requirements of consolidated subsidiaries. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to make distributions on our operating partnership’s series A preferred units and pay dividends on our series B preferred stock.

The computation of ratio of earnings to fixed charges indicates that earnings were inadequate to cover fixed charges on the basis of our historical financial statements by approximately $2.8 million, $1.1 million, $3.6 million, and $5.1 million for the years ended December 31, 2010, 2009, 2008, and 2007, respectively.

The computation of ratio of earnings to fixed charges and preferred dividends indicates that earnings were inadequate to cover fixed charges and preferred dividends on the basis of our historical financial statements by approximately $1.9 million for the three months ended March 31, 2011 and by $3.6 million, $1.1 million, $3.6 million, and $5.1 million for the years ended December 31, 2010, 2009, 2008, and 2007, respectively.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 490 million shares of common stock, $0.01 par value per share, or common stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or, subject to the rights of holders of our 8.375% series B cumulative redeemable preferred stock, $0.01 par value per share, or our series B preferred stock, the number of shares of stock of any class or series that we have the authority to issue. As of June 20, 2011, 33,583,220 shares of our common stock are issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Subject to the preferential rights of the holders of series B preferred stock and any other class or series of our stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor and declared by us, and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock (including our series B preferred stock), the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of the votes cast.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the approval of these matters by a majority of the votes entitled to be cast on the matter, except for the limited rights of holders of series B preferred stock described below under the heading “Description of Preferred Stock—8.375% Series B Preferred Stock” to approve certain amendments to our charter, and except that the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast is required to remove a director elected by holders of our common stock or to amend the removal provisions of our charter. Holders of outstanding shares of series B preferred stock, voting together as a single class with the holders of all outstanding shares of any other similarly-affected class or series of parity preferred stock upon which like voting rights have been conferred, have the exclusive right to vote on any amendment to our charter on which holders of our series B preferred stock are entitled to vote and that would alter only the contract rights, as expressly set forth in our charter, of the series B preferred stock and such other class(es) and series of parity preferred stock, and the holders of any other class(es) or series of our stock, including our common stock, will not be entitled to vote on such an amendment. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of common stock, to authorize us to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Subject to the rights of holders of series B preferred stock to approve the classification or issuance of shares, or increase in the number of authorized shares, of a class or series of our stock ranking senior to the series B preferred stock, the additional classes or series of common stock, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer” beginning on page 21.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter and bylaws. When we offer to sell a particular class or series of preferred stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of preferred stock, you must refer to both the prospectus supplement relating to that class or series and the description of preferred stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to ten million shares of preferred stock, $0.01 par value per share, or preferred stock, of which 3,600,000 shares are classified and designated as shares of series B preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or, subject to the rights of holders of series B preferred stock to approve any increase in the number of shares of a class or series of stock ranking senior o our series B preferred stock, the number of shares of stock of any class or series that we have the authority to issue. As of June 20, 2011, 3,500,000 shares of our series B preferred stock are issued and outstanding.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into one or more classes or series of stock. Prior to issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends, distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the class or series of preferred stock as follows:

•	the designation and stated value of such class or series of preferred stock,

•	the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock,

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock,

•	whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate,

•	the provision for a sinking fund, if any, for such class or series of preferred stock,

•	the provision for redemption, if applicable, of such class or series of preferred stock,

•	any listing of such class or series of preferred stock on any securities exchange,

•	preemptive rights, if any,

•

the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof),

•	a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock,

•	any limitations on actual, beneficial and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT,

•	the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company,

•

any limitations on issuance of any class or series of stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company,

•	any voting rights of such class or series of preferred stock, and

•	any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase or Decrease Authorized Preferred Stock and Issue Additional Shares of Our Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of preferred stock, to authorize us to issue additional authorized but unissued shares of our preferred stock in one or more classes or series and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Subject to the rights of holders of series B preferred stock to approve the classification or issuance of shares, or increase in the number of authorized shares, of a class or series of our stock ranking senior to the series B preferred stock, the additional classes or series of preferred stock, as well as the additional authorized shares of preferred stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our preferred stock. We expect to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of preferred stock is Computershare Trust Company, N.A.

8.375% Series B Preferred Stock

We currently have outstanding 3,500,000 shares of our 8.375% series B cumulative redeemable preferred stock, or series B preferred stock. Our series B preferred stock is listed on the NYSE under the symbol “HPP Pr B.” Dividends on outstanding shares of our series B preferred stock are cumulative from the date of original issue and are payable quarterly in arrears at the rate of 8.375% per annum of its $25.00 liquidation preference, or $2.09375 per annum per share.

If following a change of control of our company, either our series B preferred stock (or any preferred stock of the surviving entity that is issued in exchange for our series B preferred stock) or the common stock of the surviving entity, as applicable, is not listed on the NYSE or quoted on the NASDAQ Stock Market, or NASDAQ (or listed or quoted on a successor exchange or quotation system), dividends on outstanding shares of our series B preferred stock will accrue and be cumulative from, and including, the first date on which both the change of control occurred and either our series B preferred stock (or any preferred stock of the surviving entity that is issued in exchange for our series B preferred stock) or the common stock of the surviving entity, as applicable, is not so listed or quoted, at the increased rate of 12.375% per annum per share of the liquidation preference of our series B preferred stock (equivalent to $3.09375 per annum per share), for as long as either our series B preferred stock (or any preferred stock of the surviving entity that is issued in exchange for our series B preferred stock) or the common stock of the surviving entity, as applicable, is not so listed or quoted.

Except in instances relating to preservation of our qualification as a REIT or in connection with a change of control of our company, our series B preferred stock is not redeemable prior to December 10, 2015. On and after December 10, 2015, we may redeem our series B preferred stock in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If at any time following a change of control either our series B preferred stock (or any preferred stock of the surviving entity that is issued in exchange for our series B preferred stock) or the common stock of the surviving entity, as applicable, is not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), we will have the option to redeem our series B preferred stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and our series B preferred stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to, but not including, the redemption date. Our series B preferred stock has no maturity date and will remain outstanding indefinitely unless redeemed by us, and it is not subject to any sinking fund or mandatory redemption and is not convertible into or exchangeable for any property or any other securities.

Upon any liquidation, dissolution or winding up of our company, holders of our series B preferred stock will have the right to receive $25.00 per share, plus an amount per share equal to all accumulated and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments or distributions are made to holders of our common stock or other junior securities.

Holders of our series B preferred stock generally have no voting rights except that, if we are in arrears on dividends on our series B preferred stock for six or more quarterly periods (whether or not consecutive), the holders of our series B preferred stock, voting together as a single class with the holders of all other classes and series of parity preferred stock upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors until all such dividends and dividends for the then current quarterly period on our series B preferred stock have been paid or declared and set aside for payment in full. In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding shares of our series B preferred stock, voting together as a single class with holders of all other similarly-affected classes and series of parity preferred stock upon which like voting rights have been conferred, is required to authorize, create or increase the authorized number of shares of any class or series of our stock having rights senior to our series B preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up or to amend our charter, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of our series B preferred stock, unless in connection with any such amendment, alteration or repeal, our series B preferred stock remains outstanding without the terms thereof being materially and adversely affected or is converted into or exchanged for preferred equity interests in the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our series B preferred stock (taking into account that we may not be the surviving entity).

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our charter, including articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable class or series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the class or series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each class or series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Equity Warrants

The applicable prospectus supplement will describe the terms of the warrants to purchase depositary shares, common stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the equity warrants,

•	the aggregate number of the equity warrants outstanding,

•	the price or prices at which the equity warrants will be issued,

•	the type and number of securities purchasable upon exercise of the equity warrants,

•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable,

•	the price at which each security purchasable upon exercise of the equity warrants may be purchased,

•	the provisions, if any, for changes to or adjustments in the exercise price,

•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire,

•	the minimum or maximum amount of equity warrants that may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	any anti-dilution protection,

•	a discussion of certain federal income tax considerations applicable to the equity warrants, and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement, the exercise price and the number of depositary shares, shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of depositary shares, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution,

•	the aggregate number of shares of our common stock or other securities purchasable upon exercise of the rights,

•	the exercise price,

•	the aggregate number of rights issued,

•	the date, if any, on and after which the rights will be separately transferable,

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire,

•	a discussion of certain federal income tax considerations applicable to the rights, and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable,

•	information with respect to any book-entry procedures,

•	a discussion of certain federal income tax considerations applicable to the units, and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account certain options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our common stock, series B preferred stock and capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or of our series B preferred stock, excluding any shares of common stock or series B preferred stock, respectively, that are not treated as outstanding for federal income tax purposes, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our capital stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock or series B preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock or series B preferred stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our outstanding common stock or series B preferred stock, as applicable, and thereby violate the applicable ownership limit.

Our board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive one or more of the ownership limits with respect to a particular person if, among other limitations, it:

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determines that such waiver will not cause any individual (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) to own, actually or beneficially, more than 9.8% in value of the aggregate of the outstanding shares of all classes or series of our capital stock; and

•

determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors in its sole and absolute discretion in order to determine or ensure our status as a REIT or such representations and/or undertakings as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with past offerings of our common stock, our board of directors granted the Farallon Funds and certain of their affiliates, which we refer to collectively as the Farallon excepted holders, exemptions from the ownership limits, subject to various conditions and limitations. During the time that such waivers have been or are effective, each Farallon excepted holder has been and will be subject to an increased ownership limit applicable to such holder, or the excepted holder limit, as applicable. As a condition to granting such excepted holder limits, the Farallon excepted holders made certain representations and covenants to us, including representations that, to their best knowledge, as a result of their ownership of shares of our common stock, no other person (other than our operating partnership) actually, beneficially, or constructively owns shares of our common stock in excess of the ownership limit and that, as of certain applicable dates, they did not actually or constructively own, or reasonably anticipate so owning, in excess of 9.9% of the outstanding equity interests in any of the tenants that we have disclosed to the Farallon excepted holders in accordance with the terms of such waivers. Before we enter into or acquire a lease with a new tenant, we are obligated to disclose the new tenant to the Farallon excepted holders, and such holders have one business day to inform us as to whether they actually or constructively own, or reasonably anticipate so owning, more than 9.9% of the equity interests in such tenant. If they do own such an interest, if we enter into a lease with that tenant, the rent from that tenant would fail to qualify under the REIT income tests. If this rent could prevent us from satisfying the REIT gross income tests, then our charter would require that the number of shares owned by the Farallon excepted holders in excess of the ownership limit be automatically transferred to a trust as described below. If this occurs, and the Farallon excepted holders gave us advance notice of their tenant ownership as described above, we would be obligated to indemnify the Farallon excepted holders for any damages they suffer as a result of the transfer of shares to the trust. In addition, even if the Farallon excepted holders do not own one of our tenants, in connection with the granting of their exemption, they may later acquire over 9.9% of the equity interests in that tenant provided (i) our annual income from that tenant and other tenants in which they own over a 9.9% interest would not exceed 2% of our gross income; and (ii) such ownership could not otherwise cause us to fail to qualify as a REIT. As a result, ownership of our tenants by the Farallon excepted holders may increase our nonqualifying income or prevent us from entering into certain leases with certain tenants. The representations and covenants made by the Farallon excepted holders in connection with the granting of the exemptions are intended to ensure that, despite granting such exemptions, we will continue to qualify as a REIT. The Farallon excepted holders must inform us if any of these representations becomes untrue or is violated, in which case they will lose their excepted holder limit. Subject to certain conditions, we may reduce the excepted holder limit (but not below the ownership limit) if the Farallon excepted holders actually, beneficially or constructively own fewer shares than the excepted holder limit for a specified period. Our board of directors has granted to our operating partnership an exemption from the ownership limits. In addition, our board of directors has granted to each of Cohen & Steers Capital Management, Inc. and Morgan Stanley Investment Management Inc. (and certain of its affiliates) an exemption from the ownership limits, based on certain representations and covenants made to us by each such holder regarding its ownership and disposition of shares of our common stock, and has granted to each of Brookfield Investment Management Inc., Cohen & Steers Capital Management, Inc., Forward Management LLC (and certain of its affiliates) and Security Capital Research & Management Incorporated (and certain of its affiliates) an exemption from the ownership limits, based on certain representations and covenants made to us by each such holder regarding its ownership and disposition of shares of our series B preferred stock. We believe that these exemptions will not jeopardize our status as a REIT for federal income tax purposes.

In connection with a waiver of an ownership limit or at any other time, our board of directors may increase or decrease one or more of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter provisions further prohibit:

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any person from actually, beneficially or constructively owning shares of our capital stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust

(e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we, or our designee, accepts such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stock that our stockholders otherwise believe to be in their best interest.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF HUDSON PACIFIC PROPERTIES, L.P.

We have summarized the material terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to Hudson Pacific Properties, Inc. in our capacity as the general partner of our operating partnership.

General

All of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. We are the general partner of the operating partnership and, as of June 20, 2011, we own 93.43% of the outstanding common units in the operating partnership.

Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions related to our initial public offering received common units of partnership interest in our operating partnership or series A preferred units of partnership interest in our operating partnership, which we refer to as common units and series A preferred units, respectively. Holders of common units are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common units if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units, including series A preferred units and series B preferred units of partnership interest in our operating partnership, which we refer to as series B preferred units. Series A preferred units rank senior to any other partnership interest and holders of series A units are entitled to receive preferential cash distributions, a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the operating partnership (but only to the extent consistent with a liquidation in accordance with positive capital account balances), as well as certain conversion and redemption rights as described below in “—Material Terms of Our Series A Preferred Units.” Series B preferred units rank junior to the series A preferred units and senior to the common units and, subject to the rights of holders of series A preferred units, holders of series B preferred units are entitled to receive preferential cash distributions and a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the operating partnership that are substantially similar to those of the series B preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of the operating partnership, only to the extent consistent with a liquidation in accordance with positive capital account balances). Series B preferred units are also subject to redemption by the operating partnership in connection with our reacquisition of shares of series B preferred stock. See “Description of Preferred Stock—8.375% Series B Preferred Stock.” The units in the operating partnership are not listed on any exchange or quoted on any national market system.

Provisions in the partnership agreement could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of qualifying parties;

•	transfer restrictions on units, including our common units;

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our ability, as general partner, in some cases, to amend the partnership agreement and to cause the partnership to issue preferred units with terms that we, in our capacity as the general partner of our operating partnership, may determine, without the consent of the limited partners;

•	the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances; and

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restrictions on debt levels and equity requirements pursuant to the terms of our series A preferred units, as well as required distributions to holders of series A preferred units of our operating partnership, following certain changes of control of us.

Purposes, Business and Management

The purpose of the operating partnership includes the conduct of any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act. The operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. However, the operating partnership may not, without our consent, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the operating partnership.

In general, our board of directors manages the business and affairs of the operating partnership by directing our business and affairs, in our capacity as the general partner of the operating partnership.

Except as otherwise expressly provided in the partnership agreement, all management powers over the business and affairs of the operating partnership are exclusively vested in us, in our capacity as the general partner of the operating partnership. No limited partner or any other person to whom one or more partnership units has been transferred may, in its capacity as a limited partner or assignee, participate in or exercise control or management power over the business and affairs of the operating partnership. The general partner may not be removed by the partners with or without cause, except with the general partner’s consent. In addition to the powers granted to the general partner under applicable law or that are granted to the general partner under any other provision of the partnership agreement, the general partner, subject to the other provisions of the partnership agreement (including the restrictions on the general partner’s authority described below), has the full and exclusive power and authority to do all things deemed necessary or desirable by the general partner to conduct the business of the operating partnership, to exercise or direct the exercise of all powers of the operating partnership and to effectuate the purposes of the operating partnership. The operating partnership may incur debt or enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, upon such terms as the general partner determines to be appropriate. Except in connection with certain transactions involving the general partner discussed in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner” and “—Material Terms of Series A Preferred Units—Voting and Consent Rights,” the general partner may authorize the operating partnership to dispose of any, all or substantially all of the assets (including the goodwill) of the operating partnership or merge, consolidate, reorganize or otherwise combine with or into another entity. With limited exceptions, the general partner is authorized to execute, deliver and perform agreements and transactions on behalf of the operating partnership without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority

The general partner may not take any action in contravention of the partnership agreement. The general partner may not, without the prior consent of a majority in interest of the partners (including us), undertake any actions on behalf of the operating partnership, or enter into any transaction, that would have the effect of amending, modifying or terminating the partnership agreement, except as provided in the partnership agreement. For a description of the provisions of the partnership agreement permitting the general partner to amend the partnership agreement without the consent of the limited partners see “—Amendment of the Partnership Agreement—Amendment by the General Partner without the Consent of the Limited Partners.” The general partner may not, without the prior consent of a majority in interest of the limited partners holding common units (excluding us and any limited partner a majority of whose equity is owned, directly or indirectly, by us), transfer all or any portion of its interest in the operating partnership, withdraw as the general partner of the operating partnership or admit into the operating partnership any successor general partners, subject to the exceptions discussed in “—Transfers and Withdrawals—Restrictions on Transfers by General Partner.”

In addition, the general partner may not amend the partnership agreement or take any action on behalf of the operating partnership, without the prior consent of each partner adversely affected by such amendment or action, if such amendment or action would:

•	convert a limited partner into a general partner;

•	modify the limited liability of a limited partner;

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alter the rights of any limited partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except in connection with the creation and issuance of any class or series of units, to the extent permitted by the partnership agreement;

•	alter or modify the redemption rights or conversion rights of limited partners and certain qualifying assignees or the related definitions;

•	alter the restrictions on the general partner’s ability to transfer all or any portion of its interest in the operating partnership or voluntarily withdraw as the general partner;

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enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the general partner or the operating partnership from performing its obligations in connection with the redemption of units or any limited partner from exercising its redemption or conversion rights under the partnership agreement;

•	remove, alter or amend certain provisions of the partnership agreement related to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Code Sections 857 or 4981;

•	reduce any limited partners’ rights to indemnification;

•	create any liability of the limited partners not already provided in the partnership agreement; or

•	amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.

Additional Limited Partners

Subject to the rights of limited partners holding series A preferred units, the general partner may cause the operating partnership to issue additional units from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its sole and absolute discretion. The net capital contribution need not be equal for all limited partners. No person may be admitted as an additional limited partner without the general partner’s consent, which consent may be given or withheld in its sole and absolute discretion.

No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause the operating partnership to issue additional units:

•	upon the conversion, redemption or exchange of any debt, units or other securities issued by the operating partnership;

•	for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and the operating partnership; and

•	in connection with any merger of any other entity into the operating partnership.

Subject to the rights of the limited partners holding series A preferred units, any additional units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the general partner shall determine, in its sole and absolute discretion without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the general partner has authority to specify:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of units;

•	the right of each such class or series of units to share in distributions;

•	the rights of each such class or series of units upon dissolution and liquidation of the operating partnership;

•	the voting rights, if any, of each such class or series of units; and

•	the conversion, redemption or exchange rights applicable to each such class or series of units.

Ability to Engage in Other Businesses; Conflicts of Interest

We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business of the operating partnership, our operation as a reporting company with a class or classes of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests related to the partnership or its assets or activities or our activities in our capacity as general partner, financing or refinancing of any type related to the operating partnership or its assets or activities, and such activities as are incidental to those activities discussed above. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through the operating partnership so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in the operating partnership.

Distributions

We are required to cause the operating partnership to distribute quarterly, or on a more or less frequent basis as we may determine, all, or such portion as we may in our sole and absolute discretion determine, of the available cash (as such term is defined in the partnership agreement) generated by the operating partnership during such quarter to us and the limited partners:

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first, with respect to the series A preferred units and any other units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of units, and, within such class or classes, among the holders of such units, pro rata in proportion to their respective percentage interests;

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second, with respect to the series B preferred units and any other units ranking on parity with the series B preferred units as to distributions, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests; and

•

third, with respect to any units that are not entitled to any preference in distribution, including common units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

Distributions payable with respect to any units that were not outstanding during the entire quarterly period in respect of which a distribution is made, other than units issued to us in connection with the issuance of shares of our common or preferred stock, will be prorated based on the portion of the period that such units were outstanding.

Allocations

Net income or net loss of our operating partnership will generally be allocated to us, as the general partner, and to the limited partners in accordance with the partners’ respective interests in the operating partnership. Allocations of net income will be made, first, to holders of series A preferred units to the extent of the accrued preferred return on such units and then to us to the extent of the accrued preferred return on our series B preferred units. Any remaining net income will be allocated to holders of common units. Allocations to holders of common units will generally be made proportionately to all such holders in respect of such units. However, in some cases gain or loss may be disproportionately allocated to partners who have contributed appreciated property or guaranteed debt of our operating partnership. The allocations described above are subject to special rules relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations. See “Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

Reimbursement of Expenses; Transactions with Our Affiliates and Us

We are not entitled to receive any compensation for our services as the general partner of our operating partnership. Through our interest in our operating partnership, we have the same right to distributions as other holders of common units. In addition, the operating partnership is required to reimburse us for all amounts expended by us in connection with the operating partnership’s business, including expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the operating partnership, compensation of our officers and employees and officers and employees of the operating partnership, including payments under future compensation plans that may provide for stock units, or phantom stock, pursuant to which our employees or employees of the operating partnership will receive payments based upon dividends on or the value of our common stock, director or manager fees and expenses and all costs and expenses that we incur in connection with our being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to our stockholders. The operating partnership is required to reimburse us for all expenses incurred by us relating to any offering of stock, including any underwriting discounts or commissions in such case based on the percentage of the net proceeds from such issuance contributed to or otherwise made available to the operating partnership. Any reimbursement will be reduced by the amount of any interest that we earn on funds we hold on behalf of the operating partnership.

Except as expressly permitted by the partnership agreement, we and our affiliates may not engage in any transactions with the operating partnership except on terms we determine in good faith to be fair and reasonable.

Our Liability and that of the Limited Partners

We, as general partner of the operating partnership, are ultimately liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. We are not liable for the nonrecourse obligations of the operating partnership.

Except as may be provided in the terms of any class or series of units, the limited partners are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership, the liability of the limited partner for obligations of the operating partnership under the partnership agreement and the Maryland Revised Uniform Limited Partnership Act is generally limited to the loss of the limited partner’s investment in the operating partnership represented by such limited partner’s units.

Exculpation and Indemnification

The partnership agreement generally provides that we, as general partner, and any of our respective directors or officers will incur no liability to the operating partnership, or any limited partner or assignee, for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of fact or law or any acts or omissions if we or such officer or director acted in good faith. The partnership agreement also provides that we will not be liable to the operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the operating partnership or any limited partner, except for liability for our intentional harm or gross negligence. In addition, we, as general partner, are not responsible to the partnership for any misconduct or negligence on the part of our employees or agents, provided we appointed such employees or agents in good faith. We, as general partner, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of such persons, as to matters which we, as general partner, reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The partnership agreement also provides for the indemnification of us, as general partner, and our directors, officers and employees, officers and employees of the operating partnership and such other persons as we, as general partner, may from time to time designate from and against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings that relate to the operations of the operating partnership, provided that such person will not be indemnified for (i) any act or omission of such person that was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of any criminal proceeding, any act or omission that such person had reason to believe was unlawful, or (iii) any transaction for which such person actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the partnership agreement. The operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification (other than an action to enforce such person’s right to indemnification under the partnership agreement) without our approval or if the person is found to be liable to the operating partnership on any portion of any claim in the action.

The partnership agreement also provides for the indemnification of each of the limited partners of our operating partnership, their affiliates and each of their respective directors, officers, stockholders and any other individual acting on its or their behalf, from and against any costs incurred by such person resulting from any litigation or other proceeding in which any limited partner is named as a defendant or any claim threatened or asserted against any limited partner that relates to the operations of the operating partnership or any obligation assumed by the operating partnership, unless such costs are the result of intentional harm or gross negligence on the part of, or a breach of partnership agreement by, such limited partner.

Sales of Partnership Assets; Mergers; Consolidations

Under the partnership agreement, the general partner generally has the authority to cause the operating partnership to sell all or substantially all of the assets of the operating partnership or to merge, consolidate or otherwise combine its assets with another entity, without the consent or approval of any limited partner, subject to certain limitations described below. However, in connection with the acquisition of properties from persons to whom the general partner issued units as part of the purchase price, in order to preserve such persons’ tax deferral, the general partner may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Limited Partners

After 14 months of becoming a holder of common units, each limited partner and some assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require the operating partnership to redeem all or a portion of the common units held by such party in exchange for a cash amount per common unit equal to the value of one share of our common stock, as determined in accordance with, and subject to adjustment as provided in, the partnership agreement. The operating partnership’s obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we, as general partner, decline or fail to exercise our prior and independent right to acquire such common units in exchange for common stock.

On or before the close of business on the fifth business day after a limited partner gives us a notice of redemption with respect to common units, we may, in our sole and absolute discretion but subject to the restrictions on ownership and transfer of our stock discussed in “Restrictions on Ownership and Transfer,” acquire some or all of the tendered common units from the tendering party in exchange for shares of common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not obligate us to register, qualify or list any common stock issued in exchange for common units with the Securities and Exchange Commission, with any state securities commissioner, department or agency, or with any stock exchange. Common stock issued in exchange for common units pursuant to the partnership agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we in good faith determine to be necessary or advisable in order to ensure compliance with securities laws.

Our operating partnership is required to redeem series B preferred units from us in connection with any redemption by us of shares of series B preferred stock. See “Description of Preferred Stock—8.375% Series B Preferred Stock.”

The partnership agreement also provides redemption rights with respect to our series A preferred units as described below in “—Material Terms of Our Series A Preferred Units.”

Transfers and Withdrawals

The partnership agreement restricts the transferability of units. Any transfer or purported transfer of a unit not made in accordance with the partnership agreement will be void.

Restrictions on Transfer by Limited Partners

Until the expiration of 14 months from the date on which a limited partner first acquired units, such limited partner generally may not, without our consent, directly or indirectly transfer all or any portion of its units to any transferee, except for certain permitted transfers to certain affiliates, family members and charities, transfers by a person who was a limited partner upon the completion of our initial public offering to its shareholders, members, partners or beneficiaries and certain pledges of units to lending institutions in connection with bona fide loans.

After the expiration of 14 months from the date on which a limited partner first acquired units, in addition to the permitted transfers described above, such limited partner has the right to transfer all or any portion of its units to any person that is an “accredited investor,” subject to the satisfaction of conditions specified in the partnership agreement, including minimum transfer requirements and our right of first refusal. For purposes of this transfer restriction, “accredited investor” has the meaning set forth in Rule 501 promulgated under the Securities Act. It is a condition to any transfer that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the partnership agreement with respect to such units, and no such transfer will relieve the transferor limited partner of its obligations under the partnership agreement without our approval, in our sole and absolute discretion. This transfer restriction does not apply to a statutory merger or consolidation pursuant to which all obligations and liabilities of the limited partner are assumed by a successor corporation by operation of law.

In connection with any transfer of units other than a permitted transfer, we will have the right to require an opinion of counsel reasonably satisfactory to us to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to the operating partnership or the partnership interests or units transferred.

No transfer by a limited partner of its units, including in connection with any redemption or any acquisition of partnership interests or units by us or by the operating partnership, may be made to any person without our consent if:

•	it could result in the operating partnership being treated as an association taxable as a corporation for federal income tax purposes;

•	it could result in a termination of the partnership under Code Section 708;

•

it could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Treasury Regulations promulgated thereunder; or

•

it could result in the operating partnership being unable to qualify for one or more of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code).

In addition, except in the case of permitted transfers, we have a right of first refusal with respect to any proposed transfers by other limited partners, exercisable within ten business days of notice of the transfer and a description of the proposed consideration to be paid for the operating partnership units.

Admission of Substituted Limited Partners

No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with our consent, which consent may be given or withheld in our sole and absolute discretion. If we in our sole and absolute discretion, do not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the partnership agreement and the Maryland Revised Uniform Limited Partnership Act, including the right to receive distributions from the operating partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the operating partnership attributable to the units assigned to such transferee and the rights to transfer and redemption of the units provided in the partnership agreement, but will not be deemed to be a limited partner for any other purpose under the partnership agreement or the Maryland Revised Uniform Limited Partnership Act, and will not be entitled to effect a consent or vote with respect to such units on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the partnership agreement or under the Maryland Revised Uniform Limited Partnership Act, will fully remain with the transferor limited partner.

Restrictions on Transfers by General Partner

We, as general partner, may not transfer any of our units or other partnership interest, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, unless:

•

we transfer our units in a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in any outstanding shares of the our stock described below in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner” or we receive the prior consent of a majority in interest of the limited partners holding common units (excluding us and any limited partner whose equity is owned, directly or indirectly, by us);

•	the transferee is admitted as a general partner pursuant to the terms of the partnership agreement;

•

the transferee assumes, by operation of law or express agreement, all of the obligations of the general partner under the partnership agreement with respect to such transferred partnership interest; and

•

the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of the partnership agreement with respect to the partnership interest so acquired and the admission of such transferee as the general partner.

Restrictions on Transfers by Any Partner

Units and other partnership interests may be transferred only on the first day of a fiscal quarter unless we otherwise agree. No partner may transfer any units, including in connection with any redemption or acquisition of partnership interests or units by us or by the operating partnership, if:

•	the proposed transferee lacks the legal right, power or capacity to own the interest or units to be transferred;

•	the proposed transfer would violate applicable law;

•

the proposed transfer is of any component portion of a partnership interest, such as a partner’s capital account or rights to distributions, separate and apart from all other components of the partner’s interest in the partnership, unless we consent, which we may give or withhold in our sole and absolute discretion;

•

the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2));

•

the proposed transfer could, based on the advice of counsel to us or the operating partnership, cause a termination of the operating partnership for federal or state income tax purposes (other than as a result of the redemption (or acquisition by us) of all units held by all limited partners or with our consent, which we may give or withhold in our sole and absolute discretion);

•

the proposed transfer could, based on the advice of legal counsel to the operating partnership, cause the operating partnership to cease to be classified as a partnership for federal income tax purposes (other than as a result of the redemption (or acquisition by us) of all units held by all limited partners);

•

the proposed transfer would cause the operating partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c));

•

the proposed transfer could, based on the advice of counsel to us or the operating partnership, cause any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to United States Department of Labor Regulations Section 2510.3-101;

•	the proposed transfer requires the registration of such partnership interest or units under any applicable Federal or state securities laws;

•

the proposed transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder, (2) could cause the operating partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the operating partnership to have more than 100 partners or cause the partnership interest initially issued to such partner to be held by more than three partners, including, for these purposes, certain persons indirectly owning an interest in the operating partnership through an entity treated as a partnership or S corporation or disregarded entity for federal income tax purposes, or (4) could cause the operating partnership to fail one or more of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1, except, in any case, with our consent, which we may give or withhold in our sole and absolute discretion;

•	the proposed transfer would cause the operating partnership (as opposed to us) to become a reporting company under the Exchange Act; or

•	the proposed transfer would subject the operating partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

We may not voluntarily withdraw as a general partner of the operating partnership without the consent of a majority in interest of the limited partners holding common units (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) other than upon the transfer of our entire interest in the operating partnership and the admission of our successor as a general partner of the operating partnership. A limited partner of the operating partnership may withdraw from the operating partnership only as a result of a transfer of the limited partner’s entire interest in the operating partnership units in accordance with the partnership agreement and the admission of the limited partner’s successor as a limited partner of the operating partnership or as a result of the redemption or acquisition by us of the limited partner’s entire interest in the operating partnership.

Restrictions on Mergers, Sales, Transfers and Other Significant Transactions of the General Partner

We may not merge, consolidate or otherwise combine our assets with another entity, or sell all or substantially all of our assets not in the ordinary course of our business, or reclassify, recapitalize or change the terms of our outstanding common equity interests (other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of our stockholders), unless:

•

such event has been approved by the consent of a majority in interest of the partners, including us, and all limited partners holding common units will receive, or will have the right to elect to receive, for each common unit, consideration that is equivalent to the greatest amount of cash, securities or other property received by a holder of one share of our common stock; and, if such event occurs in connection with a purchase, tender or exchange offer, each holder of common units has the right to receive, or elect to receive, the greatest amount of cash, securities or other property that such holder of units would have received had it exercised its right to redemption pursuant to the partnership agreement and received shares of our common stock in exchange for its units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•

substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners holding common units will hold a percentage interest based on the relative fair market value of the net assets of the operating partnership and the other net assets of such entity, which interest will be on terms that are at least as favorable as the terms of the common units and will include a right to redeem interests in such entity for the consideration described in the preceding bullet, cash on similar terms as those with respect to the common units or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

Amendment of the Partnership Agreement

Amendments to the partnership agreement may be proposed only by the general partner or by limited partners holding 25% or more of the partnership interests held by limited partners. Following such proposal, the general partner must submit to the partners entitled to vote thereon any proposed amendment that, pursuant to the terms of the partnership agreement, requires the consent, approval or vote of such partners. The general partner may seek the written consent of the partners entitled to vote on the proposed amendment or call a meeting of the partners to vote on the proposed amendment and to transact any other business that it may deem appropriate. If the general partner seeks the written consent of the partners entitled to vote on a proposed amendment, the general partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a partner’s consent consistent with the general partner’s recommendation, if any, with respect to the proposed amendment.

Amendment by the General Partner without the Consent of the Limited Partners

The general partner has the power, without the consent of the limited partners, to amend the partnership agreement as may be required to facilitate or implement any of the following purposes:

•	to add to its obligations as general partner or surrender any right or power granted to it or any of its affiliates for the benefit of the limited partners;

•	to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest or the termination of the operating partnership in accordance with the partnership agreement;

•

to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement;

•

subject to certain rights of limited partners holding series A preferred units, to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional partnership interests issued pursuant to the partnership agreement;

•	to reflect the termination of the series A preferred units if and from the time that all of the series A preferred units shall no longer be, or be deemed to be, outstanding for any purpose;

•	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•

to reflect such changes as are reasonably necessary for the general partner to maintain its status as a REIT or to reflect the transfer of all or any part of a partnership interest among the general partner and any entity treated as a disregarded entity with respect to the general partner for federal income tax purposes;

•

to modify the manner in which items of net income or net loss are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the partnership agreement); and

•	to reflect the issuance of additional partnership interests permitted under the partnership agreement.

Amendment With the Consent of the Limited Partners

Except as discussed above and under “—Material Terms of Our Series A Preferred Units—Voting and Consent Rights,” the general partner may amend the partnership agreement only with the consent of the partners, including the general partner.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner at any time in its own discretion, and must be called by the general partner upon the written request of limited partners holding 25% or more of the partnership interests held by limited partners. Notice of any such meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as it may appoint pursuant to such rules for the conduct of the meeting as it or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent is signed by partners holding a majority in interest of the outstanding partnership interests, including the general partner (or such other percentage as is expressly required by the partnership agreement for the action in question). The series B preferred units do not carry any voting rights, and our ownership of series B preferred units does not increase our voting power on any matter that requires approval by partners holding a majority (or other percentage) in interest of the outstanding partnership interests.

Dissolution

The operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

the removal of the last remaining general partner in accordance with the partnership agreement, the withdrawal of the last remaining general partner in violation of the partnership agreement, the death, adjudication of incompetency, dissolution or other termination of the legal existence of the last remaining general partner or the occurrence of certain events relating to the bankruptcy or insolvency of the last remaining general partner unless, within 90 days after the withdrawal, a majority in interest of the limited partners remaining agree in writing, in their sole and absolute discretion, to continue the business of the operating partnership and to the appointment, effective as of the date of such withdrawal, of a successor general partner;

•	an election to dissolve the operating partnership made by the general partner in its sole and absolute discretion, with or without the consent of the partners;

•	the entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act;

•

the occurrence of any sale or other disposition of all or substantially all of the assets of the operating partnership not in the ordinary course of its business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership not in the ordinary course of its business; or

•	the redemption, or acquisition by us or the partnership, of all partnership interests other than partnership interests held by us.

Upon dissolution of the operating partnership, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement.

Tax Matters

Pursuant to the partnership agreement, we, as the general partner, are the tax matters partner of our operating partnership, and in such capacity, have the authority to handle tax audits on behalf of the operating partnership. In addition, as the general partner, we have the authority to arrange for the preparation and filing of the operating partnership’s tax returns and to make tax elections under the Code on behalf of the operating partnership.

Material Terms of Our Series A Preferred Units

The following is a discussion of certain of the rights, privileges and preferences of the series A preferred units.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the operating partnership, holders of series A preferred units will be entitled to receive and be paid in cash an amount equal to $25.00 per preferred unit plus any accrued and unpaid distributions before any distribution or payment may be made with respect to any other series or class of partnership interest ranking junior to the series A preferred units (but only to the extent consistent with a liquidation in accordance with positive capital account balances).

Distributions

Holders of series A preferred units are entitled to receive, when, as and if declared by the operating partnership, out of available cash, cumulative preferential cash distributions in an amount equal to 6.25% per annum of the $25.00 liquidation preference per unit from the date of issuance of such unit, payable quarterly in arrears on or before the last calendar day of March, June, September and December of each year, commencing on the first of such dates to occur after the completion of our initial public offering. Distributions that are due but unpaid will accumulate and compound quarterly. If any such preferential distribution payments for any past quarterly period are in arrears, no distributions may be authorized or paid on any other series or class of partnership interest ranking junior to the series A preferred units, nor shall any other series or class of partnership interests ranking junior to the series A preferred units be redeemed, purchased or acquired by the operating partnership or us, except for:

•

a redemption of common units from us in connection with a redemption or repurchase by us of common stock for cash pursuant to the restrictions on ownership and transfer of our stock described in “Restrictions on Ownership and Transfer” or a redemption of preferred units from us in connection with a redemption or repurchase by us of outstanding preferred stock for cash;

•	the acquisition by us of common units tendered for redemption with shares of our common stock; or

•	the conversion into or exchange for shares of our common stock or units ranking junior to the series A preferred units with no cash distributed.

Redemption Rights

Beginning on June 29, 2013, each limited partner holding series A preferred units and certain assignees will have the right, subject to the terms and conditions set forth in the partnership agreement, to require the operating partnership to redeem all or a portion of their series A preferred units in exchange for a cash redemption price equal to $25.00 per unit plus any accrued distributions that have not been paid on or prior to the redemption date. The operating partnership’s obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we, as general partner, decline or fail to exercise our prior and independent right to acquire such preferred units in exchange for shares of our common stock that are issued under an effective registration statement under the Securities Act.

Any notice of redemption must be delivered at least 30 business days prior to the last day of the calendar quarter in which the redemption right is being exercised. On or before the close of business on the tenth business day after such a notice of redemption is received, we may, in our sole and absolute discretion but subject to the restrictions on ownership and transfer of our stock discussed in “Restrictions on Ownership and Transfer,” acquire some or all of the tendered series A preferred units in exchange for a number of registered shares of our common stock per unit with a value equal to the redemption price per unit, such value to be based on the ten-day trailing average closing price of our common stock calculated as of the business day immediately prior to the date of redemption.

Conversion Rights

Beginning on June 29, 2013, each limited partner holding series A preferred units and certain assignees will have the right, subject to the terms and conditions set forth in the partnership agreement, to convert all or any portion of its series A preferred units into a number of common units with a value equal to the aggregate redemption price of the series A preferred units tendered for conversion, the value of such common units to be based on the ten-day trailing average closing price of our common stock calculated as of the business day immediately prior to the date of redemption. Any such conversion of series A preferred units will be deemed to have been made at the close of business on the date that we, as general partner, receive notice of conversion.

In the event of a recapitalization, reclassification or change of outstanding common units (other than a subdivision or combination of outstanding common units), a merger, sale or other business combination of our operating partnership, a sale, conveyance or lease to another or entity of all or substantially all of the operating partnership’s property and assets (other than to one or more of our subsidiaries) or an exchange of substantially all of the outstanding common units for securities of another entity, in each case in which holders of common units are entitled to receive securities, other property or assets with respect to or in exchange for their common units, qualifying holders of series A preferred units will thereafter be entitled to convert their series A preferred units into the kind and amount of securities or other consideration that such holder would have owned or been entitled to receive upon such a business combination if such holder had converted its series A preferred units into common units immediately before the business combination.

Voting and Consent Rights

Generally, the series A preferred units are entitled to limited voting rights and in most cases vote on an as-converted basis with the holders of common units on any matter on which all limited partners are entitled to vote. However, so long as any series A preferred units remain outstanding, the consent of the limited partners holding a majority in interest of series A preferred units other than any limited partner 50% or more of whose equity is owned, directly or indirectly, by us will be required to:

•

authorize, designate or issue any class or series of partnership interests ranking pari passu with or senior to the series A preferred units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the operating partnership;

•	increase the authorized or issued amount of series A preferred units; or

•

amend, alter or repeal the terms of the series A preferred units, whether by merger, consolidation, transfer or conveyance of all or substantially all of the operating partnership’s assets or otherwise, so as to materially and adversely affect any right, preference or privilege of the series A preferred units, except that, so long as the series A preferred units remain outstanding following any such merger, consolidation, transfer or conveyance of all or substantially all of the operating partnership’s assets with the terms thereof materially unchanged, taking into account that, upon the occurrence of such an event, the operating partnership may not be the surviving entity and the surviving entity may not be a limited partnership, the occurrence of such an event will not be deemed to materially and adversely affect the rights, preferences or privileges of the series A preferred units and, in such case, no consent of limited partners holding series A preferred units would be required.

•

except as discussed below under “—General Partner Fundamental Change,” effect a “fundamental change,” which is generally defined as a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets not in the ordinary course of our business, a reclassification, recapitalization or change in the terms of our outstanding common equity interests (other than in connection with a stock split, reverse stock split, stock dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of our stockholders), as a result of which our stock ceases to be publicly traded or common units cease to be exchangeable (at our option) for publicly traded shares of our stock.

General Partner Fundamental Change

Without the approval of limited partners holding a majority in interest of the series A preferred units, we may not engage in a “fundamental change,” unless upon consummation of such a fundamental change transaction the partnership agreement or other organizational documents of any successor to the operating partnership will contain certain provisions requiring our operating partnership or such successor to:

•	make minimum tax distributions to holders of our series A preferred units;

•	continue to own an aggregate of at least 33% of the equity in our operating partnership through the ownership of equity interests which are subordinate to our series A preferred units; and

•

refrain from incurring additional indebtedness if its ratio of total indebtedness to gross asset value exceeds 50%, or allow this leverage ratio to exceed 60%, so long as series A preferred units remain outstanding.

In connection with any fundamental change transaction, the operating partnership has the right to redeem all or any portion of the then outstanding series A preferred units for cash per unit equal to the redemption price.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL nor, unless our bylaws are amended, more than 15.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast in the election of directors. Additionally, in the event that we are in arrears on dividends on our series B preferred stock for six or more quarterly periods, whether or not consecutive, holders of our series B preferred stock, voting together as a single class with all other classes and series of parity preferred stock upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors until all such dividends and dividends for the then current quarterly period on our series B preferred stock have been paid or declared and set aside for payment in full.

We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies. Our charter provides that holders of series B preferred stock and parity preferred stock may fill vacancies among the directors entitled to be elected by the holders of series B preferred stock and parity preferred stock.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships (other than vacancies among any directors elected by holders of our series B preferred stock pursuant to their right to elect an additional two directors to our board in certain circumstances as described above), may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board by the holders of our series B preferred stock and any class or series of parity preferred stock in the circumstances described above may only be removed by a vote of the holders of a majority of the outstanding shares of series B preferred stock and all classes and series of such parity preferred stock.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted from the business combination provisions of the MGCL, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to, business combinations between us and any interested stockholder that have been approved by our board, including a majority of our directors who are not affiliated with the interested stockholder, unless our board in the future alters or repeals this resolution. As a result, anyone who is or later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the five-year moratorium, supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director elected by holders of our common stock from the board, which removal must be for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that (i) the provisions of our charter relating to the removal of directors and the vote required to amend the removal provision may be amended only with the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter and (ii) certain amendments to our charter, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets, or otherwise, that would materially and adversely affect the terms of our series B preferred stock must be approved by the holders of the outstanding shares of our series B preferred stock entitled to cast at least two-thirds of the votes entitled to be cast on the matter, voting together as a single class with holders of shares of any similarly-affected class or series of parity preferred stock upon which like voting rights have been conferred. Holders of outstanding shares of series B preferred stock, voting together as a single class with the holders of outstanding shares of any other similarly-affected class or series of parity preferred stock upon which like voting rights have been conferred, have the exclusive right to vote on any amendments to our charter on which holders of series B preferred stock are entitled to vote and that would alter only the contract rights, as expressly set forth in our charter, of the series B preferred stock and such other class(es) and series of parity preferred stock, and the holders of shares of any other class(es) or series of our stock, including our common stock, will not be entitled to vote on such an amendment. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. In addition, at any time that holders of our series B preferred stock and any other class or series of parity preferred stock upon which like voting rights have been conferred have the right to elect two directors, but such directors have not been elected, our secretary is required to call a special meeting for the purpose of electing the preferred stock directors upon the written request of the holders of record of 10% of the outstanding shares of series B preferred stock and such parity preferred stock, if this request is received more than 90 days before the date fixed for our next annual meeting of our stockholders. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 generally vesting in our board of directors the exclusive power to fill vacancies on our board of directors, the limited rights of holders of series B preferred stock to vote on certain mergers or consolidations involving us or transfers of all or substantially all of our assets and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. Likewise, if our board of directors were to elect to be subject to the provision of Subtitle 8 providing for a classified board or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written unsecured undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement of our operating partnership also provides that we, as general partner, and our directors, officers and employees, officers and employees of our operating partnership and our designees are indemnified against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, except (1) if the act or omission of such person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) for any transaction for which such person received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the partnership agreement or (3) in the case of a criminal proceeding, if the person had reasonable cause to believe the act or omission was unlawful. The operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification (other than an action to enforce such person’s right to indemnification under the partnership agreement) without our approval or if the person is found to be liable to the operating partnership on any portion of any claim in the action. See “Description of the Partnership Agreement of Hudson Pacific Properties, L.P.—Exculpation and Indemnification.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors as described in “Management—Limitation of Liability and Indemnification.”

Restrictions on Ownership and Transfer of our Stock

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in continuing to qualify as a REIT. Subject to certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or of our series B preferred stock, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our capital stock. For more information regarding these and other restrictions on the ownership and transfer of our stock imposed by our charter and the remedies for a violation of such restrictions, see “Description of Common Stock—Restrictions on Ownership and Transfer,” and “Description of Preferred Stock—Restrictions on Ownership and Transfer” and “Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our company and the purchase, ownership or disposition of our capital stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Hudson Pacific Properties, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended, or the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of our capital stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our capital stock, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our intended election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2010, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation’s basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.

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Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

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Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has or, as applicable, will allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our outstanding capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. We currently lease space to wholly owned subsidiaries of our taxable REIT subsidiary at our media and entertainment properties and may, from time to time, enter into additional leases with one or more taxable REIT subsidiaries. To the extent any rent from such lease does not satisfy the 90% rental exception described above, our receipt of such rent will not qualify under the gross income tests;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary. Our taxable REIT subsidiary indirectly owns certain personal property leased to tenants at our media and entertainment properties and, from time to time, one or more of our taxable REIT subsidiaries may own personal property leased to tenants at other properties; and

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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Certain wholly owned subsidiaries of our taxable REIT subsidiary (which is our services company) provide non-customary services to certain of our tenants at our media and entertainment properties and, from time to time, one or more taxable REIT subsidiaries may provide non-customary services to our tenants at these and other properties. Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value. Moreover, in connection with granting the excepted holder limits to the Farallon excepted holders, we have obtained representations from these entities in order to ensure that we generally will not be deemed to own an interest in any of our tenants, or in the event we are treated as owning such an interest as a result of granting such waiver, we will not derive nonqualifying rental income in excess of certain thresholds.

Some of our leases are in the form of licenses and have terms of less than 30 days (“short-term licenses”). The treatment of rents derived with respect to these short-term licenses for purposes of the gross income tests is not entirely clear. We believe that rents derived with respect to these short-term licenses should qualify as “rents from real property” for purposes of the gross income tests, although there can be no assurance that the IRS will not take a contrary position. If the payments we receive in connection with such short-term licenses do not qualify as “rents from real property,” such payments would not be treated as qualifying income for purposes of the gross income tests.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Currently, certain wholly owned subsidiaries of our taxable REIT subsidiary (which is our services company) provide services to certain of our tenants and pay rent to us and, from time to time, we may enter into additional leases with our taxable REIT subsidiaries that also provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Our operating partnership currently owns 100% of the securities of a corporation that has elected, together with us, to be treated as our taxable REIT subsidiary. So long as this corporation qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiary has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Pursuant to recent guidance issued by the IRS, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of distributions by a REIT could be paid in shares of its stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for federal income tax purposes, as described under the headings “—Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally” and “—Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Stockholders—Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. See “Federal Income Tax Considerations—Federal Income Tax

Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Tax Rates” for a discussion of the scheduled “sunset” of the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we believe have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of our other partnerships and limited liability companies have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that allocations of net income will be made first to holders of series A preferred units to the extent of the accrued preferred return on such units and then to us to the extent of the accrued preferred return on our series B preferred units. To the extent we issue a new class of preferred stock, we expect to contribute the net proceeds from such issuance to the operating partnership in exchange for a new class of preferred units, which will be entitled to allocations of net income in accordance with their terms. Any remaining net income will be allocated to holders of common units. Allocations to holders of common units will generally be made proportionately to all such holders in respect of such units. Certain limited partners have guaranteed debt of our operating partnership, indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally carries over to the operating partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for Holders of Our Capital Stock

The following summary describes the principal federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This summary assumes you hold shares of our capital stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our capital stock through a partnership or other pass-through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	non-U.S. governments and international organizations;

•	non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	persons holding our capital stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our capital stock who, for federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our capital stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our capital stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our capital stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with recent IRS guidance, generally will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us,” if a U.S. stockholder sells or disposes of shares of capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. stockholder;

•	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally” above. A U.S. stockholder’s adjusted tax basis in the redeemed or repurchased shares will be transferred to the U.S. shareholder’s remaining shares of our capital stock, if any. If the U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock.

Legislation Relating to Foreign Accounts. Certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock. See “—Taxation of Non-U.S. Stockholders—Legislation Relating to Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our common stock and our series B preferred stock are (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s capital stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the

non-U.S. stockholder’s adjusted basis in such capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation, unless:

(1)	the investment in our capital stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “U.S. real property interests,” or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the capital stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock and our series B preferred stock are (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our capital stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), subject to an exception applicable to “regularly traded” stock if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our capital stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Stockholders—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Stockholders—Sale of Our Capital Stock.”

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Legislation Relating to Foreign Accounts. Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 12, 2012. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades; and

•	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing stockholders or other security holders. In some cases, we or dealers acting with us or on our behalf also may purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We also may loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales

We may sell offered securities directly as principal for our own account, without involving any underwriters or agents.

Rights Offerings

If we offer securities in a subscription rights offering to our existing stockholders or other security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Sales Through the Internet

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for which such broker-dealers, agents or underwriters may act as agents or to which they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution and any profit realized by them on resale of the securities might be deemed to be underwriting compensation. Those underwriters, dealers and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

To facilitate the offering of securities under this prospectus or an applicable prospectus supplement, some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities during and after the offering of the securities. Specifically, if the applicable prospectus supplement permits, the underwriters of the securities may over-allot or otherwise create a short position in the securities for their own account by selling more of the securities than we have sold to them and may elect to cover any such short position by purchasing the securities in the open market or by exercising any overallotment option granted to them by us. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option.

In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid also may affect the price of securities to the extent that it discourages resales of the securities. We make no representation as to the magnitude or effect of any such stabilization or other transactions may have on the price of our securities. In addition, none of these transactions are required to be taken by any underwriter and such transactions, if commenced, may be discontinued at any time.

To comply with the securities laws of some states and other jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date before the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us or one or more of the agents or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent to dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on, or accessible through, our website or the website of any agent or dealer and any information contained in any other website maintained by any agent or dealer:

•

is not incorporated into and does not constitute a part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the website maintained by such entity; and

•	should not be relied upon by investors.

Our common stock is listed on the NYSE under the symbol “HPP.” Our 8.375% Series B Cumulative Redeemable Preferred Stock is listed on the NYSE under the symbol “HPPPrB.” Any securities that we issue, other than our common stock and our Series B Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us. In addition, there can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance of shares of common stock or shares of preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the securities offered hereby.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited (i) our consolidated financial statements, appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 as set forth in their report, (ii) the statements of revenues and certain expenses of Rincon Center JV LLC for the years ended December 31, 2010 and 2009, appearing in our Current Report on Form 8-K/A filed on June 27, 2011 as set forth in their report; (iii) the financial statements of Howard Street Associates, LLC as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 and the period from February 14, 2007 (commencement of operations) to December 31, 2007, appearing in our Current Report on Form 8-K filed on November 29, 2010 as set forth in their report; (iv) the statements of revenues and certain expenses of ECI Washington, LLC and Canpartners IV 222 Kearny, LLC for the year ended December 31, 2009 appearing in our Current Report on Form 8-K filed on July 1, 2011 as set forth in their reports; (v) the combined statement of revenues and certain expenses of GLB Encino, LLC and Glenborough Tierrasanta, LLC for the year ended December 31, 2009 appearing in our Current Report on Form 8-K filed on July 1, 2011 as set forth in their report; and (vi) the statement of revenues and certain expense of City Plaza for the year ended December 31, 2007 appearing in our Current Report on Form 8-K filed on July 1, 2011 as set forth in their report. We have incorporated by reference each of the aforementioned financial statements in this prospectus and elsewhere in the registration statement, and audited financial statements to be included in subsequently filed documents will be incorporated herein by reference, in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

The combined statements of operations, members’ equity and cash flows of our predecessor for the year ended December 31, 2008 as incorporated by reference in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which has been incorporated by reference herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

8,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

February 7, 2013

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